Exhibit 10.14

FIRST AMENDMENT

TO THE

AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of August 11, 2024, by and among BNMC Continuation Cars LLC (“Seller”), David W. Miller II (the “Member”) and ECD Automotive Design, Inc. (“Buyer”, collectively, the “Parties”).

RECITALS

A. The Parties entered into that certain Amended and Restated Asset Purchase Agreement, dated as of April 24, 2024 (the “APA”), pursuant to which Buyer purchased certain assets relating to Builds, as more particularly described in the APA.

B. The Parties desire to modify the terms of the APA to, among other things, revise the Purchased Assets and confirm the satisfaction of the conditions for payment of the Purchase Price, all upon and subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1. Recitals. The foregoing Recitals are true and correct and are incorporated herein by reference.

2. Capitalized Terms. All initially capitalized, undefined terms herein will have the meaning given such terms in the APA.

3. Purchased Assets. The APA shall be amended as follows:

(a)	The phrase “three (3) contracts” in Section 1.1(i) of the APA shall be deleted and replaced with “two (2) contracts”.

(b)	The phrase “The Parties agree that the Assumed Contract known as the “JB” Jarboe (“TV Build”) will be completed by the Seller at the Seller’s facilities located in Tulsa, Oklahoma” shall be deleted in its entirety.

(c)	The phrase “three (3) additional new vehicles builds” in Section 2.1(b) of the APA shall be deleted and replaced with “four (4) additional new vehicles builds”.

(d)	Any reference to the TV Build set forth on the Schedules 1.1(i), 1.1(iv) and 3.2(a)(iii) shall be removed and deleted in their entirety.

4. Assumed Contracts and New Vehicle Builds. The Assumed Contracts and new vehicle builds assigned or referred by Sellers to the Buyer pursuant to the APA are comprised of the following vehicles:

a.	–	Mustang for Chris Attardo;

b.	–	Mustang for JC Percy;

c.	–	Mustang for Jeff Shultz;

d.	–	Mustang for Steve Benson;

e.	–	Mustang for Bobby York; and

f.	–	Mustang for Austin Ames.

5. Purchase Price. The Buyer acknowledges and agrees that the conditions for payment of the Purchase Price set forth in Section 2.1 of the APA have been satisfied. Therefore, the Parties covenant and agree that as of the date hereof, the purchase price shall be fixed at $1,250,000 and that Buyer shall issue to Seller and Seller shall accept from Buyer 1,250,000 shares of Common Stock of the Buyer (the “Consideration Shares”) in full satisfaction of the Purchase Price. Upon such issuance of the Consideration Shares, the Purchase Price shall be deemed to be paid in full and neither the Member nor the Seller shall have any further rights for payment from the Buyer of the Purchase Price.

5. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware without reference to conflict of laws principles.

6. Binding Effect. This Amendment is binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and permitted assigns, subject however to all terms and conditions contained in the APA.

7. Execution; Counterparts. This Amendment may be executed in any number of counterparts, including electronic counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

8. Entire Agreement. The APA, as modified by this Amendment, and the Consulting Agreement contain all the terms, covenants, conditions and agreements between the Parties relating to the matters provided for therein. No prior or other agreement or understanding pertaining to such matters other than the APA, as modified by this Amendment, and the Consulting Agreement will be valid or of any force or effect. This Amendment may only be modified by an agreement in writing signed by all Parties.

9. Lease in Full Force and Effect. The Parties agree that (a) this Amendment is incorporated into and made a part of the APA, (b) any and all references to the APA hereinafter shall be deemed and agreed to include this Amendment, and (c) the APA, and all terms, conditions and provisions of the APA, remain unmodified and in full force and effect, except to the extent expressly modified by this Amendment. In the event of any conflict between the terms of the APA and the terms of this Amendment, the terms of this Amendment shall control.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first set forth above.

MEMBER:

/s/ David W. Miller
David W. Miller

SELLER:

BNMC CONTINUATION CARS LLC

By:	/s/ David W. Miller
Name:	David W. Miller
Title:	Manager

BUYER:

ECD AUTOMOTIVE DESIGN, INC.

By:	/s/ Raymond Cole
Name:	Raymond Cole
Title:	Chief Financial Officer

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